Exhibit 99.1

ROSETTA RESOURCES INC. ANNOUNCES 4TH QUARTER 2010 AND YEAR END FINANCIAL CONFERENCE CALL

HOUSTON, February 2, 2011 (GlobeNewswire via COMTEX News Network) -- Rosetta Resources Inc. ("Rosetta") (Nasdaq:ROSE) announced today that it will hold its Fourth Quarter 2010 and Year End Conference Call on Monday, February 28, 2011. The call will be hosted by Randy L. Limbacher, Rosetta's Chairman, Chief Executive Officer and President, and will cover the Company's 2010 fourth quarter and year end financial and operating results as well as an updated outlook. The conference call will broadcast live over the internet.

What:  Rosetta Resources Inc. 4th Quarter 2010 and Year End Conference Call

When:  Monday, February 28, 2011 at 10:00 a.m. Central, 11:00 a.m. Eastern

Where: http://www.rosettaresources.com

How: Conference Call – Dial (877) 293-5486 or listen live over the Internet via our website at the address above.

If you are not able to participate in the conference call, an audio replay will be available from 1:00 p.m. Central on February 28, 2011 through 12:00 a.m., March 15, 2011, by dialing (800) 642-1687, or for international (706) 645-9291, and entering conference code 42045607. A replay of the call will remain online at www.rosettaresources.com for 60 days after the initial call. To access the replay, click on the “Investor Relations” section of our website and select “Presentations and Events”.

Rosetta Resources Inc. is an independent exploration and production company engaged in the acquisition and development of onshore energy resources in North America.  The Company’s activities are primarily located in South Texas, including its largest producing region in the Eagle Ford shale, the Sacramento Basin in California and the Rockies, including the Southern Alberta Basin in Montana.  The Company is a Delaware Corporation based in Houston, Texas.

For more information, visit www.rosettaresources.com.

[ROSE-F]

Forward-Looking Statements:

All statements, other than statements of historical fact, included in this press release are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Rosetta Resources Inc. and its subsidiaries (the “Company”) and its management. These forward-looking statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those herein described. Accordingly, Recipients are cautioned that these forward-looking statements are not guarantees of future performance. Please refer to Company’s risks, uncertainties and assumptions as it discloses from time to time in the Company’s reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, which can be found on the Company’s website at www.rosettaresources.com.  The Company undertakes no duty to update the information contained herein except as required by law.

Investor Contact:
Michael J. Rosinski
Executive Vice President & Chief Financial Officer
Rosetta Resources Inc.
(713) 335-4037
mrosinski@rosettaresources.com